SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12826	25-1445946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Center Square, Greencastle, Pennsylvania	17225
(Address of principal executive offices)	(Zip Code)

(866) 597-2137

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TOWER BANCORP, INC.

CURRENT REPORT ON FORM 8-K

Item 2.01 Completion of Acquisition or Disposition of Assets

Tower Bancorp, Inc. (“Tower”) has completed the merger of FNB Financial Corporation (“FNB”) with Tower (the “Merger”), effective as of June 1, 2006, pursuant to the Agreement and Plan of Merger dated as of September 21, 2005, as amended December 14, 2005 and May 9, 2006 (the “Merger Agreement”) between Tower and FNB.

In the merger, FNB shareholders will receive either 0.8663 shares of Tower common stock for each share of FNB common stock or $39.00 in cash for each share held, depending on shareholder elections and subject to the allocation provisions of the Merger Agreement. Under the terms of the Merger Agreement, no more than 15% of the outstanding FNB common stock will be exchanged for cash and at least 85% of the outstanding FNB common stock will be exchanged for Tower common stock. In connection with the Merger, based on FNB shareholder elections, Tower expects to pay to the former shareholders of FNB, in the aggregate, approximately $2.3 million in cash and to issue to the former shareholders of FNB, in the aggregate, approximately 641,248 shares of Tower’s common stock.

Prior to completion of the Merger, The First National Bank of McConnellsburg, FNB’s sole banking subsidiary, was a federally-chartered bank. Immediately after the Merger, The First National Bank of McConnellsburg became the wholly-owned subsidiary of Tower. Tower plans to merge The First National Bank of McConnellsburg with and into its wholly-owned banking subsidiary, The First National Bank of Greencastle, sometime during the third quarter of 2006.

The Merger Agreement is attached as Exhibits 2.1 and 2.2 and incorporated into this Item 2.01 by reference.

A press release announcing completion of the Merger is attached hereto as Exhibit 99.1 and incorporated into this Item 2.01 by reference.

Item 5.02  Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

Effective June 1, 2006, Tower’s Board of Directors has elected the following persons to serve as directors until their respective term expires and until their respective successor has been duly elected and qualified:  Terry L. Randall (term expiring in 2007), Patricia A. Carbaugh (term expiring in 2008) and Harry D. Johnston (term expiring in 2009). These newly elected directors were members of FNB’s Board of Directors immediately prior to the completion of the Merger and were elected to serve on Tower’s Board of Directors pursuant to the Merger Agreement, which required that Tower and FNB mutually agree upon three people to be elected to Tower’s Board of Directors upon completion of the Merger. Mr. Johnston, Mr. Randall and Ms. Carbaugh are not currently members of any committee of Tower’s Board of Directors; however, the Board may appoint one or more of them to one or more Board committees in the future.

Item 9.01  Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired

Financial Statements of FNB Financial Corporation required by this item, if any, will be filed by amendment to this Current Report on Form 8-K not later than August 17, 2006, 71 calendar days after the date that this report is required to be filed with the SEC.

(b)                                Pro Forma Financial Information

Pro Forma Financial Information of FNB Financial Corporation required by this item, if any, will be filed by amendment to this Current Report on Form 8-K not later than August 17, 2006, 71 calendar days after the date that this report is required to be filed with the SEC.

(c)                                 Exhibits

2.1                                 Agreement and Plan of Merger, dated as of September 21, 2005, by and between Tower Bancorp, Inc. and FNB Financial Corporation, as amended December 14, 2005 (incorporated by reference from Exhibit 2.1 to Tower’s Registration Statement on Form S-4 (Registration No. 333-130485)).

2.2                                Second Amendment to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and FNB Financial Corporation dated as of May 9, 2006 (incorporated by reference from Exhibit 2.3 to Tower’s Registration Statement on Form S-4 (Registration No. 333-130485)).

99.1                          Press Release announcing completion of FNB’s merger with and into Tower dated June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

TOWER BANCORP, INC.

Date: June 1, 2006	By:	/s/ Franklin T. Klink, III
	Title:	Franklin T. Klink, III Chief Financial Officer

EXHIBIT INDEX

Exhibit
2.1

Agreement and Plan of Merger, dated as of September 21, 2005, by and between Tower Bancorp, Inc. and FNB Financial Corporation, as amended December 14, 2005 (incorporated by reference from Exhibit 2.1 to Tower’s Registration Statement on Form S-4 (Registration No. 333-130485)).

2.2

Second Amendment to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and FNB Financial Corporation dated as of May 9, 2006 (incorporated by reference from Exhibit 2.3 to Tower’s Registration Statement on Form S-4 (Registration No. 333-130485)).

99.1	Press Release announcing completion of FNB’s merger with and into Tower dated June 1, 2006